                      SUPPLY AND MANUFACTURING AGREEMENT

         Agreement, dated as of July 20, 2000 (the "Effective Date"), by and between DRUGABUSE SCIENCES, INC. ("DAS"), a California corporation with offices at 330 Distel Circle, Suite 150, Los Altos, CA 94022, and EON LABS MANUFACTURING, INC. ("Eon"), a Delaware corporation with offices at 227-15 North Conduit Ave., Laurelton, NY 11413.

         The Parties hereby agree as follows:

                                 ARTICLE I

                                DEFINITIONS

         1.1 "AFFILIATE" shall mean (a) any corporation directly or indirectly controlling, controlled by, or under common control with (to the extent of fifty percent (50%) or more of its issued capital entitled to vote for the election of directors) a Party or (b) any partnership, joint venture or other entity directly or indirectly controlled by, controlling, or under common control with (to the extent of fifty percent (50%) or more of voting power or otherwise having power to control its general activities) a Party, but in each case only for so long as such ownership or control shall continue.

         1.2 "AGREEMENT" shall mean this Supply and Manufacturing Agreement, as amended from time to time.

         1.3 "DELIVERY DATE" shall mean a date for which delivery of Product is requested in a Purchase Order.

         1.4 "FDA" shall mean the United States Food and Drug Administration.

         1.5 "LOT QUANTITY" or "LOT QUANTITIES" shall [******], or such other amounts as the Parties may agree to in writing from time to time.

         1.6 "NET MARGIN" shall mean revenue actually received by DAS for Product sold by DAS, less discounts, rebates, shelf adjustments, stock adjustments, returns for credit and including the price paid to Eon for the Product, and transportation cost for Product shipped to DAS's distribution center/warehouse.

         1.7 "PARTY" shall mean either Eon or DAS; "PARTIES" shall mean Eon and DAS.

         1.8 "PRODUCT" shall mean [******] hereunder by Eon that meet the Specifications.

         1.9 "PURCHASE ORDER" shall mean a firm order for Product submitted by DAS to Eon.

         1.10 "REGULATORY AUTHORITY" shall mean the FDA or such other agency or instrumentality of the United States to which the responsibilities of the FDA are given or delegated.

         1.11 "PRODUCT ANDA" shall mean the Abbreviated New Drug Application approval issued to Eon by the FDA and designated as ANDA #75-434 (as defined below) for the Product, including any amendments or modifications thereto.

         1.12 "SPECIFICATIONS" shall mean the specifications for Product manufactured and delivered by Eon as set forth in Exhibit I hereto (as such Exhibit may be amended by the Parties from time to time). The "PACKAGING SPECIFICATIONS" for the Product are set forth in Exhibit I-A.

         1.13 "TABLETS" shall mean [******].

         1.14 "TERM" shall have the meaning set forth in Section 6.1 hereof.

         1.15 "TERRITORY" shall mean the United States of America and its territories and possessions.

                                  ARTICLE II

                          SALE AND PURCHASE OF PRODUCT

         2.1 SALE AND PURCHASE. Eon agrees to manufacture and supply DAS such Lot Quantities of Product as DAS may order pursuant to and in accordance with this Agreement, for DAS's use, distribution and sale; PROVIDED, HOWEVER, that DAS may only distribute and sell Product to customers located in the Territory.

         2.2 PURCHASE ORDERS.

         (a) All purchases of Product hereunder shall be made by Purchase Orders, and shall be subject to the terms of this Agreement. No additional terms may be imposed by a Purchase Order.

         (b) Each Purchase Order shall include the total amount of Product ordered in Lot Quantities with a [******] and the required Delivery Date, which shall be no less than [******] after the receipt by Eon of such Purchase Order. DAS may specify any proportion of [******] and [******] in a Purchase Order. Eon will confirm receipt of each Purchase Order within [******] days of receipt.

         2.3 EXCLUSIVITY. During the Term, [******] and [******]; provided, however, [******] (and only under) [******].

         2.4 TABLET TOOLING. Eon will, through its usual and customary sources and subject to DAS's prior written approval given on a case-by-case basis and at DAS's cost, order appropriate tooling that meets DAS's specifications for use in the production of the Product (the "TOOLING"), provided that such specifications comply with the requirements of the Product ANDA. Eon shall use the Tooling to produce the Product and Eon shall only use the Tooling to produce Product to be sold to DAS. Eon shall, at its cost, validate, use and maintain the Tooling in accordance with its current standard operating procedures. Upon termination of this Agreement, Eon shall, at DAS's option, either provide the Tooling to DAS or destroy it.

         2.5 QUANTITY; FORECASTS. DAS shall deliver to Eon on a quarterly basis during the Term a non-binding forecast of DAS quantity requirements for Product for the following twelve (12) month period. Eon understands and agrees that DAS forecasts are nonbinding until Purchase Orders are placed and that forecasts for orders may be adjusted or cancelled by DAS in its sole discretion.

         2.6 MINIMUM PURCHASES. Subject to the terms and conditions of this Agreement, DAS shall purchase a minimum of [******]. In the [******]. In each [******] period thereafter during the Term, DAS [******].

         2.7 SHORTAGES. In the event there is inadequate [******] raw material with which to manufacture all of the Product forecasted or ordered by DAS, Eon shall immediately notify DAS of the shortfall and allocate the available supply between DAS and Eon pro-rata based upon each Party's sales of Product over the immediately preceding three (3) month period.

         2.8 MANUFACTURE/DELIVERY.

              (a) Eon shall manufacture the Product (i) according to the Specifications, (ii) in compliance with all applicable FDA Good Manufacturing Practices ("GMP"), the Federal Food, Drug, and Cosmetic Act (the "ACT"), and all regulations promulgated under the Act, and (iii) in a GMP facility inspected and approved by the applicable Regulatory Authority for the manufacture of the Product. Eon shall provide DAS reasonable advance notice before making any change to the Product manufacturing process that would require notification to the FDA or any other Regulatory Authority. Eon will inform DAS of any deviations from GMP procedures that may affect the quality, potency or strength of the Product. If in the event that all or any of Eon's GMP procedures that could effect the Product are or become the subject of an investigation, inspection or other inquiry by a Regulatory Authority and such investigation, inspection or inquiry results in the issuance of corrective actions, warning letters or other notices (whether or not they require immediate corrective action) related to GMP procedures for the Product, Eon shall promptly inform DAS of such actions and provide DAS an opportunity to review and consult with Eon regarding the situation and Eon's intended course of action.

              (b) Eon shall package and label the Product in accordance with the Packaging Specifications and the Product ANDA.

              (c) Eon shall ship Product in full Lot Quantities F.O.B. DAS's designated facilities in accordance with DAS's instructions and no earlier than three (3) days prior to the applicable Delivery Date, subject to the commercial availability of the raw material [******]. DAS shall take title to and risk of loss of each shipment of Product hereunder upon delivery to the carrier of such shipment. For each lot of Product shipped to DAS, Eon will send to DAS's offices copies of all applicable quality and testing records, and any other documents reasonably required for DAS to demonstrate that the Product conforms to all applicable Regulatory Authority requirements, which shall be in a form reasonably acceptable to DAS. Eon shall prepay the freight charges for each shipment of Product and add them to the appropriate invoice.

         2.9 REJECTION OF PRODUCT IN CASE OF NONCONFORMITY.

              (a) DAS may reject any portion of any Lot Quantities that (i) does not fully conform to the Specifications or (ii) is adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act. In order to reject a shipment, DAS must (i) give notice to Eon of DAS's intent to reject the shipment within fifteen (15) business days (i.e., a day on which DAS and Eon are each open for business) of receipt together with a written indication of the reasons for such possible rejection, and (ii) as promptly as reasonably possible thereafter provide Eon with notice of final rejection and the full basis therefor; provided, however, that in the case of Product having a latent defect that could not have been discovered upon reasonable examination, DAS must only give notice of its intent to reject within five (5) business days after discovery of such defects. Eon shall notify DAS within thirty (30) days after receipt of a rejection notice from DAS as to whether it accepts DAS's basis for such rejection.

              (b) DAS shall be entitled to a refund of the purchase price (together with freight charges) of properly rejected Product at the time it is ultimately rejected by DAS, provided that if Eon disputes the rejection, refund shall be made, if at all, at the time the dispute is finally resolved as set forth in Article IV. Eon shall notify DAS within thirty (30) days whether it accepts DAS's basis for any rejection.

              (c) Whether or not Eon accepts DAS's basis for rejection, promptly on receipt of a notice of rejection, Eon shall use all diligent efforts, at DAS's request, to provide replacement Product within sixty (60) days after receipt of a rejection notice from DAS.

              (d) DAS shall return rejected Product to Eon at Eon's cost.

         2.10 STABILITY STUDIES AND RELATED TESTING. It is DAS's intention to develop [******] for Product. In support of DAS, and at DAS's request, Eon shall perform all applicable tests, release testing, and stability studies for the Product for [******] specifications developed by DAS in accordance with the Eon ANDA, as more specifically set forth in Exhibit III. DAS shall [******] conducting such studies on [******].

                                  ARTICLE III

                                QUALITY DISPUTES

         3.1 PRODUCT QUALITY DISPUTES. If DAS rejects any Product and if the Parties have not agreed mutually on a remedy, the Parties shall timely consult with each other and attempt to resolve the discrepancies. If the Parties cannot resolve the discrepancies in a timely manner, they shall promptly nominate an independent, reputable laboratory, which shall carry out analyses with respect to such Product as may be jointly agreed upon by Eon and DAS and at the Parties' joint expense. The results obtained by the laboratory shall be binding on the Parties for purposes of this Agreement.

         If the results conclude that the Product conformed to the Specifications, DAS shall reimburse Eon amounts paid to the testing laboratory. If the results conclude that the Product does not conform to the Specifications, Eon shall reimburse DAS amounts paid to the laboratory. In the event the laboratory cannot conclude whether the Product conforms or not to the Specifications, the Parties shall equally share the laboratory expenses.

         3.2 NONPAYMENT FOR NONCONFORMING PRODUCT. If DAS rejects any Product and the laboratory determines that such Product does not conform with the Specifications, Eon shall at DAS's option either replace the nonconforming Product as soon as reasonably possible (but no later than sixty (60) days) or issue a refund therefor. In the event of refunds, the purchase price of such Product (along with other applicable costs such as insurance and freight charges) shall be promptly refunded to DAS.

                                  ARTICLE IV

                               PRICE AND PAYMENTS

         4.1 PRICE/PAYMENTS. DAS shall pay Eon the amounts set forth in Exhibit II hereto for Product delivered by Eon pursuant to this Agreement. In addition, DAS shall pay [******]: (a) [******] and (b) [******].

         4.2 METHOD OF PAYMENT. All payments for Product delivered to DAS by Eon hereunder shall be [******] therefor.

         4.3 ROYALTIES. [******]. Beginning [******] after DAS has sold the first Product, [******] (each a "Period"): (a) [******]; (b) [******], and (c)
[******] during such Period. [******] of the end of the [******] (each, a [******].

         4.4 REPORTING AND ACCESS.

              (a) Within sixty (60) days after the end of each Quarter, DAS shall provide Eon with reports indicating the total number of Tablets sold during such Quarter, and reasonably detailed calculations of the corresponding Net Margin. Such reports shall be subject to Eon's audit and approval.

              (b) No more than once in any twelve (12) month period during the term and for one (1) year thereafter, Eon shall be entitled to appoint an independent auditor bound to confidentiality to audit, during regular business hours and upon reasonable prior notice, DAS's relevant books and records for the purpose of verifying the accuracy of the calculations of Net Margin provided pursuant to Section 4.4(a) hereof. Eon shall bear the cost and expense of any such audit, unless such audit shows underpayment by DAS by more than five percent (5%), in which case DAS will bear the cost and expense of such audit.

                                   ARTICLE V

                        QUALITY ASSURANCE/SAFETY/RECALLS

         5.1 QUALITY CONTROL. Eon agrees to keep DAS reasonably informed on Product quality control and any other issues concerning the Product or the manufacture thereof. The parties agree to discuss in good faith the appropriate course of action with respect to any such issues. In the event of an inspection by the FDA or any other Regulatory Authority that relates to the Product or the manufacture thereof, Eon shall notify DAS within twenty (20) business days in writing of the details and results of any such investigation.

         5.2 SAFETY/REGULATORY MATTERS. DAS shall give Eon notice within five
(5) business days of any complaints it receives regarding the Product. Eon shall give DAS notice as described below of any confirmed complaints or other information it receives regarding the safety of the Product, including any information on adverse, serious or unexpected events associated with the use of the Product. However, for serious, unexpected events, notice must be given by telephone and fax to the appropriate representative of the other party immediately after receipt of the information and followed by written notice not more than one business day thereafter. Eon shall promptly inform DAS of any environmental non-compliance or regulatory issues that could jeopardize Eon's ability to manufacture, package and supply the Product hereunder. Eon shall inform DAS's Vice President of Regulatory Affairs via telephone and fax within two business days of receipt of any communication from the FDA or other Regulatory Authority regarding the Product and will promptly furnish DAS with copies of any such communication (including any notice, form, warning, report or claim). Eon is responsible for reporting all adverse events to the appropriate Regulatory Authority. Eon shall notify DAS prior to making any changes to the Product label.

         5.3 RECALLS. If DAS reasonably decides to or is required to initiate a Product recall, withdrawal or field correction with respect to, or if there is any governmental seizure of, any Product supplied hereunder (collectively "RECALL"), DAS shall notify Eon promptly of the details regarding such Recall, and provide copies of all relevant documentation concerning such Recall. Eon shall cooperate with and use all reasonable efforts to assist DAS in investigating any such Recall. DAS will be responsible for coordinating any such Recall, including providing appropriate notice to DAS's customers. All regulatory contacts that are made and all other activities concerning seizure, recall, withdrawal or field correction shall be coordinated by Eon in consultation with DAS. If any such Recall arises substantially out of any act, omission or fault of Eon (or its representatives or agents), Eon shall replace all recalled Product on a timely basis at no cost or charge to DAS.

         5.4 INSURANCE. DAS agrees to maintain, throughout the term of this Agreement for so long as it is commercially reasonable, [******] with a minimum [******]. Eon agrees to maintain, throughout the term of this Agreement for so long as it is commercially reasonable, [******] with a minimum of [******].

                                   ARTICLE VI

              TERMINATION, RIGHTS AND OBLIGATIONS UPON TERMINATION

         6.1 TERM. Unless otherwise terminated pursuant to Section 6.2 hereof, this Agreement shall begin on the Effective Date and continue in effect thereafter for a period of five (5) years from the date Effective Date. Thereafter this Agreement shall automatically renew for additional two
(2) years periods unless either Party gives written notice of intent to terminate not less than one (1) year prior to the expiration of the then current term (the initial term and any renewal terms shall be referred to collectively as the "TERM").

         6.2 TERMINATION. This Agreement may be terminated in its entirety by either Party immediately upon the occurrence of any of the following events:

              (a) if the other Party entirely ceases to do business, or otherwise completely terminates its business operations;

              (b) if the other Party breaches any material provision of this Agreement and fails to cure such breach within sixty (60) days of receipt of written notice describing such breach.

         6.3 RIGHTS AND OBLIGATIONS ON EXPIRATION OR TERMINATION. Except to the extent expressly provided to the contrary, the following provisions shall survive the termination of this Agreement: ARTICLE III, ARTICLE IV, ARTICLE V, this Section 6.3, ARTICLE VII, ARTICLE VIII, and ARTICLE IX. Any rights of Eon to payments accrued through the termination of this Agreement as well as obligations of the Parties under firm orders for purchase and delivery of Product at the time of such termination shall remain in effect, except that in the case of termination under Section 6.2 hereof, the terminating Party may elect whether obligations under firm orders shall remain in effect.

                                ARTICLE VII

                  COVENANTS; REPRESENTATIONS AND WARRANTIES;
                   INDEMNIFICATION; LIMITATION ON LIABILITY

         7.1 COVENANTS.

              (a) DAS covenants and agrees that:

                   (i) It will promote the sale and distribution of the Product in a manner consistent with that employed by DAS in its promotion of other products of similar character, and shall use diligent efforts to facilitate the initiation of the sale of the Product;

                   (ii) During the Term it will not [******]; and

                   (iii) It will comply with all applicable local, state or federal rules, regulations, statutes and laws (collectively, "LAWS") in promoting, marketing, distributing and selling the Product.

              (b) Eon covenants and agrees that:

                   (i) All Product shall, [******] after the date of delivery of such Lot Quantity to DAS (i.e., that Product performance/potency/efficacy during the entire shelf life period shall comply with the Specifications);

                   (ii) Product shall be registered with the State Boards of Pharmacy in all states, territories and possessions of the United States where such registration is required to market the Product, within six months of the Effective Date;

                   (iii) The Product will be manufactured, packaged, stored and shipped in conformance with all applicable GMP's;

                   (iv) The Product will be manufactured, packaged and stored in facilities which are approved by the FDA at the time of such manufacture, packaging and storage, to the extent such approval is required by Law;

                   (v) Eon has obtained and will maintain and comply with all licenses, permits and approvals of applicable governmental agencies as may be required for Eon's facility and to manufacture, package, store and ship the Product; and

                   (vi) Eon will have sole responsibility for adopting and enforcing safety procedures for the manufacture, packaging, storage, and shipment of Product at Eon's facility.

         7.2 REPRESENTATIONS AND WARRANTIES.

              (a) Eon hereby represents and warrants that: (i) the manufacture, use and/or sale of the Product does not infringe any patent, trademark, trade secret or other intellectual property or proprietary right of any third party; (ii) it has full authority to enter into this Agreement and has all rights and licenses necessary to manufacture and sell the Product to DAS; (iii) there is nothing contained in any other agreements to which Eon is a party which prohibits or restricts Eon from entering into this Agreement; (iv) Eon is licensed to sell the Product in all states, territories and possessions of the United States where licensure is required for sale; and (v) Eon shall maintain the Product ANDA in accordance with all applicable laws and regulations.

              (b) DAS hereby represents and warrants that: (i) it has full authority to enter into this Agreement and has all rights and licenses necessary to market, distribute and sell the Product; and (iii) there is nothing contained in any other agreements to which DAS is a party which prohibits or restricts DAS from entering into this Agreement.

         7.3 INDEMNIFICATION.

              (a) Each Party hereby [******].

              (b) The foregoing indemnity obligations are conditioned upon the Indemnified Party providing the Indemnifying Party (a) prompt notice of any claim, proceeding or suit, (b) sole control of the defense and settlement of any such claim, proceeding or suit, and (c) reasonable cooperation, at the Indemnifying Party's expense, in connection with the defense of the matter subject to indemnification. The Indemnifying Party shall keep the Indemnified Party fully informed as to the progress of the defense and any proposed settlement, and the Indemnifying Party shall furnish the Indemnified Party with copies of all litigation and settlement papers in connection therewith. The Indemnified Party shall have the right to participate (subject to the control of the Indemnifying Party), at its own cost and expense and through counsel selected by it, and subject to court approval, in the defense of any such claim.

         7.4 LIMITATION ON LIABILITY. EXCEPT FOR EITHER PARTY'S INDEMNIFICATION OBLIGATIONS AS SET FORTH ABOVE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT.

                                  ARTICLE VIII

                             PROPRIETARY INFORMATION

         8.1 Each Party agrees that it (i) shall treat and maintain as confidential, (ii) shall not use (except as contemplated by this Agreement and then only on a confidential basis), and (iii) shall not disclose, in whole or in part, to any third party (other than such Party's agents, officers, employees and consultants (collectively, "REPRESENTATIVES") to whom disclosure is permitted under paragraph 8.2) any information received from the other Party in connection with this Agreement that is marked or identified as confidential or proprietary information at or before the time of disclosure (all such information being hereinafter referred to as "PROPRIETARY INFORMATION").

         8.2 The provisions of Section 8.1 shall not apply to any Proprietary Information which the receiving Party can show (i) was in the public domain at the time of its receipt, (ii) is published or otherwise becomes, after its receipt thereof, a part of the public domain other than by reason of any of the receiving Party's acts or omissions (but only after, and only to the extent that, it is published or otherwise becomes part of the public domain), (iii) has been put in the receiving Party's possession or knowledge (as evidenced by written records), prior to the time of its receipt thereof from the other Party, by any third party or by employees of the receiving Party (acting directly or indirectly for or on its behalf) as a matter of right and without restriction on use or disclosure, (iv) was in the receiving Party's possession or knowledge (as evidenced by written records) prior to the date of this Agreement, (v) is developed by the receiving party independently of any disclosure received by the disclosing party, as evidenced by contemporaneous written records, or (vi) is required to be disclosed by the receiving Party pursuant to FDA regulations, law or judicial order, provided that, in such event, the receiving party shall notify the disclosing party promptly so that the disclosing party may seek a protective order.

         8.3 The Parties shall restrict the Proprietary Information to their Representatives who are directly involved in the performance of this Agreement to the extent that they have need of such, and then only on a confidential basis. The receiving party shall be responsible for the breach of this ARTICLE VIII by it or any of its Representatives.

         8.4 The Parties acknowledge and agree that damages from a material breach of this ARTICLE VIII shall be difficult or impossible to ascertain, and further agrees that the other Party may therefore enforce the provisions of this
ARTICLE VIII by seeking preliminary and/or permanent injunctive relief.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 FORCE MAJEURE. No failure or omission by a Party in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if such failure or omission shall arise from any cause or causes beyond the reasonable control of such Party which cannot be overcome through due diligence, including, but not limited to, strikes, riots, war, acts of God, invasion, fire, explosion, floods, delay of carrier, unexpected shortage or failure in the supply of raw materials, energy shortage and acts of government or governmental agencies or instrumentalities. The Party affected by any such event shall keep the other Party informed of the status thereof and shall use diligent efforts to overcome such event.

         9.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the Parties regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations regarding the same. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both Parties.

         9.3 ASSIGNABILITY. This Agreement may not be assigned by either Party without the prior consent of the other Party (and any attempt to do so shall be void); provided, however, that either Party may assign this Agreement to any entity that acquires substantially all of its stock, assets or business.

         9.4 SEVERABILITY. If any provision of this Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

         9.5 FURTHER ASSURANCES. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         9.6 NOTICE AND REPORTS. All notices and other communications hereunder and all legal process in regard hereto shall be validly given, made or served if in writing, (i) on the date delivered, if delivered personally (by courier service or otherwise) or via confirmed facsimile, (ii) on the business day after the date sent, if sent by nationally recognized overnight courier service using its highest priority service, or (iii) four (4) days after the date sent, if mailed by first-class registered mail, postage-prepaid and return receipt requested, to the address of the Party to receive such notice or other communication set forth below, or at such other address as any Party may from time to time advise the other Party pursuant to this Section 9.6:

           To Eon:                   Eon Labs Manufacturing, Inc.
                                     Attn: Chief Executive Officer:
                                     227-15 North Conduit Avenue
                                     Laurelton, NY 11413
                                     Tel: (718) 276-8699
                                     Fax: (718) 949-3120

           To DAS:                   DrugAbuse Sciences, Inc.
                                     Attn:  Chief Executive Officer
                                     330 Distel Circle, Suite 150
                                     Los Altos, CA  94022
                                     Tel:  (650) 417-2300
                                     Fax:  (650) 417-2400

         9.7 RELATIONSHIPS OF THE PARTIES. The relationship between the Parties is that of independent contractors. Neither Party is an agent, partner or employee of the other Party and neither Party has any right or any other authority to enter into any contract or undertaking in the name of or for the account of the other Party or to assume or create any obligation of any kind, express or implied, on behalf of the other Party, nor will the act or omissions of either create any liability for the other Party. The Agreement shall in no way constitute or give rise to a partnership between the Parties.

         9.8 WAIVER. The waiver by either Party of a breach of any provisions contained herein must be in writing and shall in no way be construed as a waiver of any subsequent breach of such provision or the waiver of the provision itself.

         9.9 GOVERNING LAW. This Agreement shall be governed by and construed pursuant to the laws of the State of New York, without regard to conflict of laws provisions thereof.

         9.10 CAPTIONS. Paragraph captions are for convenience only and in no way are to be construed to define, limit or affect the construction or interpretation hereof.

         9.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date first written above.

                                 Eon Labs Manufacturing, Inc.

                                 By:    /s/ Frank Dellafera  7/25/00
                                    ---------------------------------------
                                 Title: V.P. Sales & Marketing
                                       ------------------------------------

                                 DrugAbuse Sciences, Inc.

                                 By:    /s/ Elizabeth Greetham  7/31/00
                                    ---------------------------------------
                                 Title: CFO and Sr. VP Business Development
                                       ------------------------------------

                                    EXHIBIT I

                             PRODUCT SPECIFICATIONS

A.       TABLETS

         Tablets shall be produced utilizing [******].

B.       PRODUCT SPECIFICATIONS

         All Product supplied by Eon will meet all applicable specifications approved by the FDA or other Regulatory Authority and will continue to meet such specifications up through the Product expiration date.

                                  EXHIBIT I-A

                            PACKAGING SPECIFICATIONS

The Product shall be packaged and labeled in accordance with mutually agreed upon specifications and Eon's ANDA in [******] Tablets. The [******] a child resistant closure.

                                   EXHIBIT II

                                     PRICING

The sales price to DAS will be Eon's [******] as calculated following Generally Accepted Accounting Principles [******]. Generally Accepted Accounting Principles utilized are to be consistent with those used internally by Eon to determine cost of their other products.

As the date of signing this contract Eon's cost and DAS's purchase price are as follows:

                                                                                DAS
                                            EON'S COST                   PURCHASE PRICE
         Bottles of 30 tablets                   $ [******]                     $ [******]

         Bottles of 100 tablets                  $ [******]                     $ [******]

DAS's purchase price [******] may be added to DAS's purchase price.

The [******], when Eon performs [******]. Except in conjunction with a general updating of its standards, Eon will not be required to [******]. DAS will be notified of the [******].

Eon's cost and DAS's purchase price will be [******].

Cost of the Product as determined under Generally Accepted Accounting Principals include [******]. Indirect costs include but are not limited to [******], etc.

Costs from the following departments are to be excluded in determining Eon's cost of the Product: [******].

Eon will permit DAS duly authorized certified public account, to whom Eon has no reasonable objection to inspect the books and records of Eon for up to two prior years at reasonable times during regular business hours for the purpose of verifying Eon's cost of the Product. Such accountants shall treat any information obtained from Eon as confidential and will disclose to DAS only whether Eon's costs have been verified.

In the event that the certified public accountant engaged by DAS and Eon do not agree on the cost of the Product, a mutually agreed upon certified public accountant will be engaged. The decision of the mutually agreed upon certified public accountant will be binding on both parties. The cost of the mutually agreed upon certified public accountant will be shared equally regardless of their decision.

                                   EXHIBIT III

                                   CMC STUDIES

Eon shall be responsible for receiving FDA approval of Product produced or packaged with any new tooling or packaging formats. Eon will be responsible for conducting all [******]. In the event that DAS would like to introduce an [******], Eon will be responsible for conducting any [******].